Exhibit 10.4

AGREEMENT

This Agreement (this “Agreement”), is made and entered into as of March 15 , 2024, by and between EUDA Health Holdings Limited, a British Virgin Islands company (the “Company”), and Meng Dong (James) Tan (“Mr. Tan”).

WHEREAS, pursuant to the terms of loan agreement dated May 15, 2023 (the “Loan Agreement”), the Company borrowed the sum of US$22,500.00 from Mr. Tan (the “Original Loan”).

WHEREAS, the total amount owed by the Company to Mr. Tan under the Original Loan as of the date of this Agreement is US$24,004.11 (including accrued but unpaid interest) (the “Total Loan”), the computation of which is set forth in Exhibit A.

WHEREAS, Mr. Tan has agreed to (i) exchange the Total Loan for a convertible promissory note (the “Convertible Note”); (ii) extend the maturity date of the Total Loan to March 14, 2025 (the “Maturity Date”), and (iii) allow the outstanding unpaid balance of the Total Loan to bear no interest for the next twelve months until the Maturity Date.

NOW IT IS HEREBY AGREED as follows:

1. The parties to this agreement hereby agree that the Total Loan outstanding shall be paid to Mr. Tan in full, by the Company issuing a new promissory note that will be convertible into ordinary shares of the Company, in the amount of the Total Loan (the “Convertible Note”), substantially in the form attached hereto as Exhibit B.

2. The ordinary shares to be issued upon conversion of the Convertible Note (the “Shares”) will remain restricted securities until they are registered or the Company shall have received an opinion of counsel reasonably satisfactory in form, scope and substance to the Company and its transfer agent that registration of such securities under the provisions of applicable laws is not required. Shares may only be disposed of in compliance with U.S. federal and state securities laws.

3. Representations and Warranties of the Company . The Company hereby makes the following representations and warranties:

i. Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company or its board of directors or shareholders in connection herewith. This Agreement has been duly executed by the Company, and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company, in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

ii. No Conflicts. The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s articles or memorandum of association or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the Company’s properties or assets, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing a Company, or any other subsidiary debt or otherwise) or other material understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect.

4. Representations and Warranties of Mr. Tan. Mr. Tan represents and warrants as of the date hereof to the Company as follows:

i. Authority. This Agreement has been duly executed by Mr. Tan, and when delivered by Mr. Tan in accordance with the terms hereof, will constitute the valid and legally binding obligation of Mr. Tan, enforceable against him in accordance with its terms.

ii. Own Account. Mr. Tan understands that the Shares when issued will be “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares as principal for his own account and not with a view to or for distributing or reselling the Shares, or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Shares in violation of the Securities Act or any applicable state securities law and has no arrangement or understanding with any other persons regarding the distribution of the Share (this representation and warranty not limiting Mr. Tan’s right to sell the Shares in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law. Mr. Tan does not have any agreement or understanding, directly or indirectly, with any person to distribute any of the Shares.

iii. Status. Mr. Tan is an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act. Mr. Tan is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

5. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and Mr. Tan.

6. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Convertible Note.

7. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of Mr. Tan.

8. Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

9. Non-Performance. If the Company fails to perform its obligations under this Agreement or the Convertible Note, Mr. Tan, at his sole option, may bring a proceeding to seek payment under the terms of the Convertible Note, with interest, and if Mr. Tan prevails, all costs and legal expenses of any such proceeding shall be paid by Company. Notwithstanding the foregoing, Mr. Tan may avail himself of any other remedies provided by law or in equity in the event of non-performance.

10. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Convertible Note.

11. Jurisdiction; Waiver of Jury Trial

A. Each of the Parties irrevocably and unconditionally (i) agrees that any legal suit, action or proceeding brought by any Party or Payee arising out of, based upon, or in any way relating to this Agreement or the transactions contemplated hereby shall be brought in the Supreme Court of the Singapore, (ii) waives, to the fullest extent he, she or it may effectively do so, any objection to the laying of venue of any such proceeding brought in such Court, any claim that any such action or proceeding brought in such Court has been brought in an inconvenient forum, and any right to seek the transfer of such action or proceeding to another Court, (iii) submits to the exclusive jurisdiction of the such Court with respect to any such suit, action or proceeding, and (iv) waives trial by jury in any such action.

B. EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, BASED UPON OR RELATING TO THIS AGREEMENT, ANY BREACH OR DEFAULT, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREUNDER.

12. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

13. Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have executed this Agreement as of the date first set forth above.

EUDA HEALTH HOLDINGS LIMITED

/s/ Wei Wen (Kelvin) Chen
Name:	Wei Wen (Kelvin) Chen
Title:	Chief Executive Officer

Meng Dong (James) Tan

/s/ Meng Dong (James) Tan

Exhibit A

Date of Loan Agreement	Maturity Date	Interest Rate	Loan Amount	Interest	Total Loan
			USD	USD	USD
May 15, 2023	December 31, 2023	8%	22,500.00	1,504.11	24,004.11
	Total		22,500.00	1,504.11	24,004.11

Exhibit B

[Form of Promissory Note]